OFFICE/WAREHOUSE LEASE                   Exhibit 10.2


THIS INDENTURE of lease, made this _______ day of ______________, 2004, by and between Big Pine, LLC, a Minnesota limited liability company, hereinafter referred to as "Landlord," and Possis Medical, Inc., a Minnesota corporation, hereinafter referred to as "Tenant."

DEFINITIONS:

"Property" - That certain real property located in the City of Coon Rapids, County of Anoka, and State of Minnesota, legally described as Lot 5, Block 2, Evergreen Business Park East, including all buildings and site improvements located thereon.

"Building" - That certain office/warehouse building containing approximately 50,801 square feet located upon the Property.

"Demised Premises" - That certain portion of the Building known as 9130 Springbrook Drive, consisting of approximately 20,877 total square feet (approximately 8,000 square feet of office space and approximately 12,877 square feet of warehouse space) as measured from the outside walls of the Demised Premises to the center of the partition wall(s), as shown on the floor plan attached hereto as Exhibit "A" and made a part hereof. The Demised Premises include a non-exclusive easement for access to common areas, as hereinafter defined, and all licenses and easements appurtenant to the Demised Premises.

"Common Areas" - The entire area as designated on Exhibit "A" for non-exclusive use by Tenant and other tenants in the Building, including but not limited to corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Subject to reasonable rules and regulations promulgated by Landlord, the common areas are hereby made available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other tenants, their employees, agents, customers and invitees.

WITNESSETH:

TERM:

1. For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Landlord hereby lets, leases and demises to Tenant the Demised Premises for a term (the "Lease Term") of sixty (60) months (plus the period of Tenant's pre-May 1, 2004 occupancy for construction access) commencing on the later of the 1st day of May, 2004 or issuance of a certificate of occupancy following substantial completion of Tenant's leasehold improvements referred to in paragraph 43 (sometimes called "the Commencement Date") and expiring the 30th day of April, 2009 (sometimes called "Expiration Date), unless sooner terminated as hereinafter provided.

BASE RENT:

2. Landlord reserves, and Tenant shall pay Landlord, a total rental of five hundred ninety-three thousand eight hundred eighty-seven and 12/100 dollars ($593,887.12) payable in monthly installments, in advance, in the amounts specified on Exhibit "B" attached hereto and made a part hereof, commencing on the Commencement Date and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Lease Term (sometimes called "Base Rent"). In the event the Commencement Date falls on a date other than the first of a month the rental for that month shall be prorated and adjusted accordingly.

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ADDITIONAL RENT:

3. Tenant shall pay to Landlord throughout the term of this Lease the following ("Additional Rent"):
     a. Tenant shall pay a sum equal to 41.096% ("Tenant's proportionate share") of the Real Estate taxes. The term "Real Estate Taxes" shall mean all real estate taxes, all assessments and any taxes in lieu thereof which may be levied upon or assessed against the Property. Tenant, in addition to all other payments to Landlord by Tenant required hereunder, shall pay to Landlord, in each year during the term of this Lease and any extension or renewal thereof, Tenant's proportionate share of such real estate taxes and assessments paid in the first instance by Landlord.
         Any tax year commencing during any Lease year shall be deemed to correspond to such Lease year. In the event the taxing authorities include in such real estate taxes and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items in addition to its proportionate share of said aforementioned real estate taxes and assessments. A photocopy of the tax statement submitted by Landlord to Tenant shall be sufficient evidence of the amount of taxes and assessments assessed or levied against the Property of which the Demised Premises are a part, as well as the items taxed.
         b. Tenant shall pay a sum equal to 41.096% of the annual aggregate operating expenses incurred by Landlord in the operation, maintenance and repair of the Property ("Operating Expenses"). The term "Operating Expenses" shall include but not be limited to costs of maintenance, repair, and care of all lighting, HVAC, plumbing and electrical fixtures, equipment and systems, roofs, parking and landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, insurance premiums, management fees not to exceed five percent (5.0%) of the gross revenue of the Building, costs of equipment purchased and used for such purposes, wages and fringe benefits of required personnel employed for such work, and the cost or portion thereof properly allocable to the Property (amortized over the respective useful lives, determined in accord with generally accepted accounting principles, of the items in question, together with interest at the rate of 8% per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the date of execution hereof which (i) result in a reduction of Operating Expenses, or (ii) are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed.
         c. "Operating Expenses" shall not include the cost to replace any structural portions of the Building, parking area, or Building systems including, but not limited to, HVAC, electrical, plumbing, exterior lighting, and life safety systems, except to the extent (if any) specifically stated in paragraph 3.b.
         The payment of the sums set forth in this paragraph 3 shall be in addition to the Base Rent payable pursuant to paragraph 2 of this Lease. All sums due hereunder shall be payable by Tenant within thirty (30) days of delivery of Landlord's written certification stating the computation of the amount due. In the event the Lease Term begins or ends other than at the beginning or end of the calendar year, Tenant shall be responsible for its pro-rata share of Additional Rent during the Lease Term.
         Prior to the Commencement Date, and prior to the commencement of each calendar year thereafter commencing during the term of this Lease or any renewal or extension thereof, Landlord may estimate for each calendar year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Tenant's share of Real Estate Taxes for such calendar year; and (iv) Tenant's share of Operating Expenses for such calendar year. Said estimates will be in writing and delivered or mailed to Tenant at the Demised Premises.

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         The amount of Tenant's share of Real Estate Taxes and Operating
Expenses for each calendar year, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month during such calendar year at the option of Landlord. In the event that such estimate is delivered to Tenant before the first day of January of such calendar year, said amount, so estimated, shall be payable as additional rent in equal monthly installments in advance on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, said amount, so estimated, shall be payable as additional rent in equal monthly installments in advance on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.
         Upon completion of each calendar year during the Lease Term or any renewal or extension thereof, Landlord shall cause its accountants to determine the actual amount of the Real Estate Taxes and Operating Expenses payable in such calendar year and Tenant's share thereof and deliver a written certification of the amounts thereof to Tenant. If Tenant has underpaid its share of Real Estate Taxes or Operating Expenses for such calendar year, Tenant shall pay the balance of its share of same within thirty (30) days after the receipt of such statement. If Tenant has overpaid its share of Real Estate Taxes or Operating Expenses for such calendar year, Landlord shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for its estimate of Tenant's share of Real Estate Taxes and Operating Expenses for the next following calendar year. A pro-rata adjustment shall be made for a fractional calendar year occurring during the Lease Term or any renewal or extension thereof based upon the number of days of the term of the Lease during said calendar year as compared to the number of days in the entire year, and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this paragraph 3 shall be adjusted accordingly.
         Upon request, Landlord shall provide Tenant copies of the relevant invoices and other documentation supporting Landlord's written certification pursuant to this paragraph 3 of amounts due as Additional Rent. On reasonable notice at any time during the Lease Term, Tenant shall have the right to audit, with a firm selected by Tenant and at Tenant's expense, all relevant records and accounts relating to Operating Expenses, Real Estate Taxes, and any other cost items payable by Tenant as Additional Rent.

COVENANT TO PAY RENT:

4. The covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are payable to Landlord at 620 - 12th Ave. South, Hopkins, MN 55343, or such other address as Landlord specifies in writing from time to time.

UTILITIES:

5. Landlord shall provide mains, conduits and meters to supply and record water, gas, electricity and sanitary sewage service to the Property. Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, fuel oil, L.P. gas, telephone and/or other utility services or energy sources furnished to the Demised Premises during the Lease Term or any renewal or extension thereof. If Landlord elects to furnish any of the foregoing utility services or other services, charges for services furnished or caused to be furnished by Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges therefor shall be deemed additional rent in accordance with paragraph 3.
         If delivery of water, gas, electricity, telecommunications and/or sanitary sewage service to the Demised Premises is interrupted for more than three (3) consecutive business days, and if by reason of such interruption the Demised Premises are not reasonably suitable (in the reasonable opinion of Tenant ) for Tenant's business, then Base Rent and Additional Rent shall abate until service is restored, in addition to any other remedies available to Tenant. The abatement of rent provided for in the preceding sentence does not apply to utility interruptions resulting from: (i) a third-party utility company's not providing service, unless attributable to conduct of Landlord;
(ii) acts or omissions of Tenant, its agents, employees, invitees and visitors; or (iii) any condition of the Demised Premises which this Lease obligates Tenant to repair or restore.

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CARE AND REPAIR OF DEMISED PREMISES:

6. Tenant shall, at all times throughout the Lease Term, including any renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include but not be limited to the maintenance and repair, as necessary, of heating, ventilation and air conditioning fixtures, equipment, and systems, all lighting and plumbing fixtures and equipment, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass, whether the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, age of the affected portion of the Demised Premises, or other cause. Tenant shall attend to housekeeping of sidewalks and grounds immediately adjoining exterior entrances to the Demised Premises, on a regular and consistent basis, as necessary to keep such areas free of food wrappers, discarded smoking materials, and other refuse. As used herein, the term "repairs" shall include restorations or renewals when necessary to keep the Demised Premises in good order, condition and state of repair, and all such repairs made by Tenant shall be equal in quality and class to the original work. Tenant, in keeping and maintaining the Demised Premises in the condition required by this Lease, shall exercise and perform good maintenance practices. Tenant's pre-May 1, 2004 access to for construction purposes (as to the space referred to in 9.c, access prior to the rent start date) will include opportunities for physical inspection of the Demised Premises to the extent desired by Tenant. Unless Tenant notifies Landlord otherwise in writing within 30 days after the Commencement Date, the Demised Premises will be deemed to have been, as of the Commencement Date, in the condition in which this Lease requires Tenant to keep and maintain them, latent defects excepted.
         If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after written notice to do so (but such notice is not required under bona fide emergency circumstances), Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, provided that such work is completed in a commercially reasonable manner; and upon completion thereof, Tenant shall pay to Landlord all costs, plus five percent (5%) for overhead, incurred by Landlord in making such repairs, immediately upon presentation to Tenant of a billing therefor.
         Landlord shall repair, at its expense except to the extent (if any) specifically stated in paragraph 3.b, the structural portions of the Building, parking areas, and Building systems including, but not limited to, HVAC, electrical, plumbing, exterior lighting, and life safety systems; provided, however, that where structural, parking area or Building systems repairs are required as a result of Tenant's conduct, the cost thereof shall be borne by Tenant and payable by Tenant to Landlord on demand. Landlord's obligation to repair certain items at its expense does not extend to any alterations, additions or improvements to the Demised Premises made by or for Tenant.

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         Landlord shall be responsible for all outside maintenance of the
Property, including grounds, parking areas, and Common Areas; and Landlord shall keep and maintain the sidewalks and other outdoor areas adjoining the Building in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. The cost thereof shall be included in Operating Expenses. All maintenance which is the responsibility of Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of the Demised Premises during business hours, except Saturdays, Sundays and holidays, upon the condition that Landlord shall not be liable for damages for failure to do so due to causes beyond its control.
         Landlord warrants that on the Commencement Date (or on the rent start date, with respect to the space referred to in 9.c), to the best of Landlord's then knowledge, and excepting any items which Landlord has specifically called to Tenant's attention in writing: (i) the structural portions of the Building and Building mechanical systems will be free from material defects and in proper working order, and (ii) no condition of the Demised Premises will exist which is in noncompliance with or violation of applicable laws and codes, including but not limited to the ADA.
         Prior to May 1, 2005, Tenant's responsibility for repairs shall in any event be limited to $15,000 plus the cost of repairs, if any, resulting from conduct of Tenant, its agents, employees, invitees and visitors.

SIGNS:

7. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from the exterior of the Building, or visible from the exterior of the Demised Premises, shall be approved and installed by Landlord at Tenant's expense. In the event of a violation of this paragraph by Tenant, Landlord may remove the unauthorized signage without any liability and may charge the expense incurred in such removal to Tenant.

ALTERATIONS, INSTALLATION, FIXTURES:

8. a. Tenant shall not make any alterations, additions, or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing, wiring or ductwork therein without the prior written consent of Landlord, which consent will not be unreasonably withheld. (However, Landlord's prior consent is not required for alterations, additions or improvements not exceeding $10,000 per project which do not involve addition, deletion or relocation of walls, do not affect Building electrical or mechanical systems, and are otherwise in compliance with this Lease.) In the event alterations are required by any governmental agency by reason of Tenant's use and occupancy of the Demised Premises, Tenant shall make such alterations at its own cost and expense after first obtaining any required governmental permits and informing Landlord of plans and specifications therefor and furnishing such indemnification as Landlord may reasonably require against liens, costs, damages and expenses arising out of such alterations. Alterations or additions by Tenant must be built in compliance with all laws, ordinances and governmental regulations affecting the Property, and Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations, and insurance requirements. Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits and indemnification against liens. All alterations, installations, physical additions or improvements to the Demised Premises made by Tenant shall at once become the property of Landlord and shall, unless otherwise required by this Lease, be surrendered to Landlord at the end of the Lease Term or upon any earlier termination of this Lease; provided, however, that Tenant's trade fixtures, personal property and equipment and signs shall be removed by Tenant as required under paragraph 25 (if applicable) and 29. Tenant shall be responsible for all costs related to improvements or modifications to the Demised Premises required or necessary to comply with the Americans with Disabilities Act of 1990 (ADA), or similar statutes or law. Landlord is not under any circumstances obligated to consent to installation of underground tanks for any purpose.
         b. Tenant is not required to remove under paragraph 29, at the time of surrendering the Demised Premises, its leasehold improvements installed at the time of Tenant's initial occupancy, except that Landlord may at the time of approving such leasehold improvements notify Tenant that the removal of particular items will be required under paragraph 29 because the items in question (i) will potentially cause unusually large costs of remodeling the Demised Premises for a successor tenant or (ii) substantially exceed the allowance stated in 43.a. Alterations, additions or improvements that Tenant installs subsequent to initial occupancy, and to which Landlord consented under paragraph 8.a, must be removed by Tenant under paragraph 29 only if Landlord so notifies Tenant at the time of giving such consent.

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POSSESSION:

9. a. Except as hereinafter provided Landlord shall deliver possession of the Demised Premises to Tenant in the condition required by this Lease on or before the Commencement Date, but delivery of possession prior to or later than the Commencement Date shall not affect the Expiration Date of this Lease. The rentals herein reserved shall commence on the Commencement Date, except as otherwise stated in this Lease. Any occupancy by Tenant prior to the Commencement Date shall in all respects, except the obligation to pay Base Rent and Additional Rent under paragraphs 2 and 3, be the same as that of a Tenant under this Lease. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Demised Premises.
         b. Landlord will deliver possession of the Demised Premises to Tenant upon the parties' execution of this Lease, with the exception of the office suite of approximately 3,032 square feet currently known as 9120 Springbrook Drive. Tenant's obligation to pay Base Rent and Additional Rent will not begin until the Commencement Date.
         c. To accommodate the existing tenant's relocation, the parties anticipate that Landlord will deliver possession of the 9120 space to Tenant approximately three to five weeks after the Commencement Date. Landlord will provide Tenant access to the 9120 space as soon as reasonably possible. Until such time as Landlord delivers possession of the 9120 space to Tenant and a certificate of occupancy is issued for the 9120 space following substantial completion of Tenant's initial leasehold improvements, Tenant's proportionate share of Real Estate Taxes and Operating Expenses will be reduced to 35.127%, and no Base Rent will be chargeable with respect to the 9120 space.

SECURITY AND DAMAGE DEPOSIT:

10. Tenant, contemporaneously with execution of this Lease, has deposited with Landlord the sum of nine thousand six hundred twenty-five and 66/100 Dollars ($9,625.66), receipt of which is acknowledged by Landlord, which deposit is to be held by Landlord without liability for interest as a security and damage deposit for the faithful performance of Tenant's obligations during the Lease Term or any extension or renewal thereof. Prior to the time when Tenant shall be entitled to the return of this security deposit, Landlord may commingle such deposit with Landlord's own funds. In the event of any default by Tenant in the timely performance of any of the terms, covenants and conditions of this Lease, then whether or not Landlord has terminated or thereafter terminates this Lease, Landlord at its option may apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord on account of such breach by Tenant, including but not limited to base and additional rent, any other sums payable by Tenant to Landlord under the provisions of this Lease, damages or deficiencies incurred by Landlord in reletting the Demised Premises, and Landlord's reasonable attorney fees. If the entire deposit or any portion thereof is applied by Landlord in accordance with the provisions of this paragraph, then Tenant upon Landlord's written request shall remit forthwith to Landlord a sufficient amount of cash to restore said security deposit to the original sum deposited, and Tenant's failure to do so within fifteen (15) days after receipt of such request shall constitute a breach of this Lease. Said security deposit shall be returned to Tenant, less any portion thereof applied by Landlord in accordance with the provisions of this paragraph, at the end of the term of this Lease or any renewal or extension thereof, or upon the earlier termination of this Lease. Tenant shall have no right to direct that the deposit be applied to rent owing for the last month of the Lease Term, nor any other right to anticipate the return of said deposit by withholding any other amount required to be paid hereunder.
         In the event Landlord sells the Property or otherwise conveys or disposes of its interest in this Lease, Landlord will assign said security deposit or any balance thereof to Landlord's assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to Landlord's said assignee for the return and repayment thereof. Tenant may not assign or encumber any rights in said security deposit without Landlord's prior written consent, and no assignment or encumbrance by Tenant without such consent shall bind Landlord. In the event of any rightful and permitted assignment of this Lease by Tenant, said security deposit shall be deemed held by Landlord as a deposit made by Tenant's permitted assignee, and Landlord shall have no further liability to Tenant with respect to said security deposit.

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USE:

11. The Demised Premises shall be used and occupied by Tenant solely for the purposes of medical products manufacturing, associated warehousing and general office/R&D uses, and any other lawful purpose to which Landlord consents in writing (which consent will not be unreasonably withheld), so long as such use is in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Property. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obliged on account of the purpose or manner of said use to make any addition or alteration to or in the Building. The Demised Premises shall not be used in any manner which will increase the rates required to be paid for public liability or for fire and extended coverage insurance covering the Property.
         Tenant shall occupy the Demised Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful and reputable and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy or disturb any other tenant in the Building in its normal business operations or Landlord in its management of the Building. Tenant's use of the Demised Premises shall conform to all the Landlord's rules and regulations relating to the use of the Property, provided that such rules and regulations do not unreasonably interfere with Tenant's lawful use of the Demised Premises. Outside storage on the Property of any type of equipment, property or materials owned or used on the Property by Tenant or its customers and suppliers shall not be permitted.
         Tenant shall comply with all federal, state and municipal laws, ordinances, standards and regulations in effect from time to time governing the operation of Tenant's business including but not limited to federal regulations on occupational exposure to bloodborne pathogens (29 CFR ss. 1910.1030) and ionizing radiation (29 CFR ss. 1910.1096); any applicable Standards of Practice promulgated by the Centers for Disease Control; and all laws, ordinances, standards and regulations governing the transportation, use, storage and disposal of infectious or potentially infectious substances and wastes.
         Notwithstanding anything in this Lease to the contrary, Tenant, and not Landlord, shall be responsible and shall pay for all costs of segregating, packaging, treating, transporting and disposing of all infectious waste (if any) generated by Tenant, its employees, agents, invitees and visitors at or from the Property. All infectious waste shall be identified, segregated, measured, stored and disposed of by Tenant in a manner that complies with all federal, state and local laws, ordinances, standards and regulations applicable to infectious waste. None of the Common Areas may be used by Tenant for the storage or disposal of infectious waste. As used herein, "infectious waste" means any infectious waste or pathological waste as defined by Minn. Rules ss. 7035.9110, subpp. 10, 16, any infectious substance, biological product, diagnostic specimen or regulated medical waste as defined by 49 CFR ss. 173.134, or any other substance defined or regulated by any of said applicable laws, ordinances, standards or regulations as an infectious waste, pathological waste, etiologic agent, hospital waste, medical waste, regulated waste, sterilized waste, or mixed waste.
         Tenant will indemnify and defend Landlord against all damages, penalties, or other charges or costs (including reasonable attorney's fees) imposed or incurred in connection with any violation or alleged violation of any such applicable laws, ordinances, standards and regulations whether occasioned by Tenant, its agents, employees, invitees and visitors or any other persons using or present upon the Demised Premises; and Tenant will indemnify and defend Landlord against all liability (including reasonable attorney's fees) for damages to any person due to communicable diseases caused or allegedly caused by any act, event, condition, matter or thing occurring, existing, or failing to occur or exist in connection with Tenant's occupancy of the Demised Premises. The foregoing indemnities shall survive expiration or termination of this Lease.

ACCESS TO DEMISED PREMISES:

12. Upon reasonable prior notice, Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Demised Premises at all times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body, or that Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises, provided that Landlord does not unreasonably disturb Tenant's business. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform; and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work in the Demised Premises, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of making repairs or the performance of any work in the Demised Premises, or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

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         Landlord reserves the right to enter upon the Demised Premises at any time in the event of an emergency, and at reasonable hours, upon prior notice and in a reasonable manner, to exhibit the Demised Premises to prospective purchasers or others; and to exhibit the Demised Premises to prospective tenants and to display "For Rent" or similar signs on windows or doors in the Demised Premises during the last 180 days of the Lease Term, all without hindrance or molestation by Tenant.

EMINENT DOMAIN:

13. In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the Property during the term thereof, the following provisions shall apply:
         a. If the whole of the Property shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Lease Term shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.
         b. If any part constituting less than the whole of the Property shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demised Premises (and/or parking area designated for Tenant's exclusive use) unsuitable for the business of Tenant, in the reasonable opinion of Tenant or Landlord, then the Lease Term shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.
         In the event of a partial taking or condemnation of the Property which shall not materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect but with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any, of the Demised Premises taken.
         Landlord reserves the right, at its option, to restore the Building and Demised Premises to substantially the same condition as they were prior to such condemnation. In such event, Landlord shall give written notice to Tenant, within thirty (30) days following the date possession shall be taken by the condemning authority, of Landlord's intention to restore. Upon Landlord's notice of election to restore, Landlord shall commence restoration and shall restore the Building and Demised Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of condemnation or sale proceeds adjustments to Landlord; and Tenant shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Demised Premises restored. If Landlord gives notice of its election to restore, and if a registered engineer or architect jointly acceptable to Landlord and Tenant shall notify them within thirty (30) days after the taking of possession by the condemning authority that, in his opinion, it is not possible to restore the Demised Premises to substantially their former condition within one hundred eighty (180) days after such date of taking, or if the Demised Premises are in fact not restored to substantially their former condition within said one hundred eighty (180) days, then this Lease may be terminated by either Landlord or Tenant, if otherwise terminable under the first sentence of this paragraph 13.b, by notice given within thirty (30) days after such architect's or engineer's report; and rent shall be apportioned as of the date of the condemning authority's possession or, if later, the date when Tenant vacates the Demised Premises.

         c. In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right to claim to any part thereof.
         d. Although all damages in the event of any condemnation shall belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or damage to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment. In no event shall Tenant have any claim against Landlord arising out of any eminent domain or condemnation proceeding or private sale in lieu thereof, whether for the loss of Tenant's leasehold estate, any unexpired term thereof, loss of any possible renewal or extension thereof, or otherwise.

DAMAGE OR DESTRUCTION:

14. In the event of any damage or destruction to the Property by fire or other cause during the term hereof, the following provisions shall apply:
         a. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the thirtieth (30th) day following the damage, give Tenant written notice of Landlord's election to terminate this Lease.
         b. If the cost of restoration as estimated by Landlord will equal or exceed thirty percent (30%) of said replacement value of the Building and if the Demised Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Tenant, then Tenant may, no later than the thirtieth (30th) day following the damage, give Landlord a written notice of election to terminate this Lease.
         c. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, neither party elects to terminate this Lease, Landlord shall restore the Building and Demised Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments; and Landlord shall not be responsible for restoring or repairing leasehold improvements of Tenant.
         If Landlord is obligated or elects to restore the Demised Premises rather than terminating this Lease, and if a registered engineer or architect jointly acceptable to Landlord and Tenant shall notify them within thirty (30) days after such fire or casualty that, in his opinion, the damage to the Demised Premises cannot be repaired so as to substantially restore the Demised Premises to their former condition within one hundred twenty (120) days after such fire or casualty, or if the Demised Premises are in fact not restored to substantially their former condition within said one hundred twenty (120) days, then this Lease may be terminated by either Landlord or Tenant by notice given within thirty (30) days after such architect's or engineer's report; and rent shall be apportioned as of the termination date.
         d. In the event of any of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election, and all rentals (to the extent not abated under 14.e) shall be paid up to that date. Tenant shall have no claim against Landlord arising from any casualty loss to the Building, for the value of any unexpired term of this Lease or otherwise.
         e. In any case where damage to the Building shall materially affect the Demised Premises, access thereto and/or parking area designated for Tenant's exclusive use, so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then unless such damage was wholly or partially caused by the negligence or breach of the terms of this Lease by Tenant, its employees, contractors, agents, invitees, customers, visitors or licensees, a portion of the rent based upon the amount or the extent to which the Demised Premises are rendered unsuitable shall be abated until the Demised Premises are repaired or restored. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease by Tenant as aforesaid and if Landlord shall elect to rebuild, the rent shall not abate and Tenant shall remain liable for the same.

CASUALTY INSURANCE:

15. a. Landlord shall at all times during the term of this Lease, at its expense, maintain a policy or policies of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies (including, without limitation, rent loss coverage) for the full replacement value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring upon the Demised Premises or any additional improvements which Tenant may construct or install on the Demised Premises.
         b. Tenant shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.
         c. In the event that the use of the Demised Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Demised Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the Building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.
                  Landlord covenants and agrees that throughout the term of this Lease it will maintain comprehensive general liability insurance relating to the Property (excluding any property with respect to which tenants are obligated to insure) in such amounts as would be carried by a prudent owner of a similar building in the geographic area.

PUBLIC LIABILITY INSURANCE:

16. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Demised Premises and the business of Tenant (including but not limited to motor vehicle liability and, if applicable, health care professional liability), on terms consistent with such policies as would be carried by a prudent owner, with a reputable insurer or by self-insurance (self-insurance is subject to Landlord's prior written approval), in which both Tenant and Landlord shall be covered by being named as insured parties (Landlord to be named as an additional insured party) under reasonable limits of liability not less than $2,000,000 for injury or death to any one person; $5,000,000 for injury or death to more than one person; and $2,000,000 with respect to damage to property (or $5,000,000 combined single limit). Such policy or policies shall provide that the insurer will endeavor to provide thirty (30) days' written notice to Landlord, and in any event such notice as the insurer provides to Tenant, prior to cancellation or material amendment thereof. Tenant will furnish evidence satisfactory to Landlord at the time this Lease is executed and from time to time thereafter that such coverage is in full force and effect.
         Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if commercially available and required by the insurer, to evidence compliance with the aforementioned waiver. Tenant agrees to pay as Additional Rent the Landlord's incremental premium cost, if any, of any such special endorsement.

DEFAULT OF TENANT:

17. a. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after written notice from Landlord to Tenant; or any failure to perform any other term, condition or covenant of this Lease to be observed or performed by Tenant for more than thirty (30) days (or such additional time, in no event more than 60 additional days unless paragraph 17A.d applies, as is reasonably required to correct such failure) after written notice of such failure shall have been given to Tenant; or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings, or any person shall take or have against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or if Tenant shall abandon the Demised Premises (other than as permitted under paragraph 31) or suffer this Lease to be taken under any writ of execution, then in any such event Tenant shall be in default hereunder, and Landlord, in addition to other rights and remedies it may have, may declare all rents reserved under this Lease for the then unexpired balance of the term to be immediately due and payable, and shall have (as and when allowed pursuant to judicial process) the immediate right of re-entry and may remove all persons and property from the Demised Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process (except as required by law or this Lease) and without Landlord's being guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.
         b. Should Landlord elect to re-enter the Demised Premises as herein provided, or should it take possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and may relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of Landlord's reasonable costs and expenses of such reletting, including brokerage fees, attorney's fees, and costs of alterations and repairs necessary to prepare the space for a new tenant; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than the rentals to be paid during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord on demand. No such re-entry or taking possession of the Demised Premises by Landlord, nor any other act or omission to act by Landlord, shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of Landlord's intention to terminate be given to Tenant, or unless the termination hereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease for Tenant's said previous breach. Should Landlord at any time terminate this Lease by reason of any breach by Tenant, then in addition to any other remedies it may have, Landlord may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering possession of the Demised Premises, reasonable attorney's fees, and the excess, if any, of
(i) the amount of Base Rent and Additional Rent reserved in this Lease for the remainder of its stated term, over (ii) the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.
         c. Landlord may, at its option, after providing Tenant notice and the requisite cure period as specified in this Lease, instead of exercising any other rights or remedies available to it in this Lease or otherwise available by law, by statute or in equity, spend such money as is reasonably necessary to cure any default of Tenant hereunder; and the amount so spent by Landlord, and costs incurred in curing such default, including reasonable attorney's fees, shall be paid by Tenant as Additional Rent to Landlord upon demand.
         d. In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or for relief because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and in the event such breach by Tenant shall be established in such action, then Tenant shall pay to Landlord all expenses therein incurred, including reasonable attorney's fees, together with interest on all such rents, other amounts and expenses at the rate of one and one-half percent (1.5%) per month from the date of such breach of the covenants of this Lease.

         e. Tenant hereby expressly waives any and all rights of redemption (except to the extent, if any, that such rights are nonwaivable under applicable law) granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise. Tenant also waives any demand for possession of the Demised Premises, and any demand for payment of rent and any notice of intent to re-enter the Demised Premises, or of intent to terminate this Lease, other than the notices provided for in this Lease, and waives any and every other notice or demand prescribed by any applicable statutes or laws, except to the extent (if any) that any such statutes or laws provide that any notice or demand is nonwaivable.
         f. No remedy herein or elsewhere in this Lease, or otherwise by law, statute or equity conferred upon or reserved to Landlord or Tenant, shall be exclusive of any other remedy, but all such remedies shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

DEFAULT OF LANDLORD:

17A.     a. In the event of any failure of Landlord to perform any term, condition or covenant of this Lease to be observed or performed by Landlord for more than thirty (30) days (or such additional time, in no event more than 60 additional days unless paragraph 17A.d applies, as is reasonably required to correct such failure) after written notice of such failure shall have been given to Landlord, then Landlord shall be in default hereunder.
         b. If Landlord's default relates to repairs which Landlord is obligated to perform under this Lease, then Tenant shall have the right to make such repairs and offset Tenant's actual and reasonable cost thereof against the installment(s) of Rent next due.
         c. If Landlord is in default and such default continues uncured, then Tenant at its option may terminate this Lease by written notice to Landlord, such termination to be effective on a date (not more than 90 days after the notice date) specified in the notice. In the event Tenant exercises an option to terminate under this paragraph 17A.c, then:
       i. Tenant's obligations under this Lease, including (without limitation) the payment of Base Rent and Additional Rent, shall continue through and including the effective date of termination.
      ii. Tenant shall vacate and surrender the Demised Premises on or before the effective date of termination pursuant to paragraph 29 hereof.
       d. If either party is delayed in curing a default by seasonal or unusual weather conditions, construction delays resulting from labor disputes or contractor nonperformance, unavailability of necessary materials, acts of God, or other matters beyond the party's reasonable control (a "force majeure condition"), then:
       i. If Landlord is the party in default, Tenant shall not terminate this Lease if Landlord proceeds diligently to complete curing the default, within the period(s) allowed by paragraph 17A.a, after the force majeure condition ends.
      ii. If Tenant is the party in default, Landlord shall not terminate this Lease nor exercise a remedy that would have the effect of putting Tenant out of possession if Tenant proceeds diligently to complete curing the default, within the period(s) allowed by paragraph 17.a, after the force majeure condition ends. e. Nothing in paragraph 17A.d excuses the nonpayment of money when due, or limits either party's remedies for any such nonpayment.

COVENANTS TO HOLD HARMLESS:

18. Landlord shall defend and hold harmless Tenant from any liability for damages (including reasonable attorneys' fees) caused by the negligence of Landlord, its officers, agents, employees, servants or representatives. Unless the liability for damage or loss is caused by the negligence of Landlord, its agents or employees, Tenant shall defend and hold harmless Landlord from any liability for damages (including reasonable attorneys' fees) to any person or property in or upon the Demised Premises and the Property, including the persons and property of Tenant and its employees and all persons on the Property at its or their invitation or sufferance, and from all damages resulting from Tenant's failure to perform the covenants of this Lease. All property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Property, and not furnished on order of Landlord, which may be secured by any mechanic's, materialmen's or other lien; provided that Tenant may contest any such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or is stayed and said stay expires, then and in each such event, Tenant shall forthwith pay and discharge said lien and judgment. Landlord shall have the right to post and maintain on the Demised Premises notices of non-responsibility under the mechanic's lien laws of the State of Minnesota.

NON-LIABILITY:

19. Subject to the terms and conditions of paragraphs 14 and 18 hereof, Landlord shall not be liable for any damage to property of Tenant or of others located on the Property, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Property or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in or on the Property, occupants of adjacent property, or the public or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Demised Premises. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claim arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

SUBORDINATION:

20. This Lease shall be subordinated to any mortgages that may now exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof. In the event of execution by Landlord after the date of this Lease of any such mortgage, renewal, replacement or extension, Tenant agrees to execute a subordination agreement with the holder thereof in such form as Landlord reasonably requests, including but not limited to provisions to the effect that:
         a. Such mortgage holder shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder beyond the applicable cure period specified in this Lease;
         b. In the event of acquisition of title to the Demised Premises by such mortgage holder, then such holder shall accept Tenant as lessee of the Demised Premises under the terms and conditions of this Lease and shall perform all the obligations of Landlord hereunder; and
         c. Tenant shall recognize such holder as Landlord hereunder.
         Tenant shall, within fifteen (15) days of receipt of a request from Landlord therefor, execute and deliver to Landlord or to any proposed holder of a mortgage or trust deed or to any proposed purchaser of the Property a certificate in such form as Landlord reasonably requests, certifying that this Lease is in full force and effect and that there are no offsets against rent nor defenses to Tenant's performance under this Lease, or setting forth any such offsets or defenses claimed by Tenant, as the case may be.

ASSIGNMENT OR SUBLETTING:

21. Tenant agrees to use and occupy the Demised Premises throughout the entire Lease Term for the purpose or purposes herein specified and for no other purposes, in the manner and to substantially the extent now intended, and not to transfer or assign this Lease or sublet the Demised Premises or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior written consent of Landlord in each instance. Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may deem necessary. Landlord agrees not to withhold or delay consent unreasonably. Consent by Landlord to any assignment of this Lease or to any subletting of the Demised Premises shall not be a waiver of Landlord's rights under this paragraph 21 as to any subsequent assignment or subletting. Landlord's rights to assign this Lease are and shall remain unqualified. No such assignment or subleasing by Tenant shall relieve Tenant from any of its obligations under this Lease, nor shall any assignment or sublease or other transfer of this Lease by Tenant be effective unless the assignee, sublessee or transferee shall at the time of such assignment, sublease or transfer assume in writing for the benefit of Landlord, its successors or assigns, all of the terms, covenants and conditions of this Lease thereafter to be performed by Tenant, and shall agree in writing to be bound hereby.

ATTORNMENT:

22. In the event of a sale or assignment of Landlord's interest in the Property, or the Building in which the Demised Premises are located, or this Lease, or if the Property comes into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however, that such party (the new landlord) executes a commercially reasonable nondisturbance agreement and that Tenant's peaceable possession will not be disturbed so long as Tenant faithfully performs its obligations under this Lease. Tenant shall execute, within fifteen (15) days of receipt, any commercially reasonable attornment agreement required by any such party to be executed, containing clauses to the foregoing effect and such other provisions as such party may require.

NOVATION IN THE EVENT OF SALE:

23. In the event of the sale of the Demised Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby (but such covenants and obligations shall survive as obligations of the purchaser) and accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein. Notwithstanding the foregoing provisions of this paragraph, Landlord in the event of a sale of the Demised Premises shall cause to be included in the agreement of sale and purchase a covenant whereby the purchaser of the Demised Premises assumes and agrees to carry out all of the covenants and obligations of Landlord herein.
         Tenant agrees at any time and from time to time upon not less than ten
(10) days' prior written request by the Landlord to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or is in effect as modified, stating the modifications) and the dates to which the Base Rent, Additional Rent, and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.

SUCCESSORS AND ASSIGNS:

24. The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

REMOVAL OF FIXTURES:

25. Notwithstanding anything contained in any other clause of this Lease, if Landlord requests then Tenant will promptly remove all of its trade fixtures and equipment simultaneously with vacating the Demised Premises.
         If Landlord requests, then simultaneously with vacating the Demised Premises, Tenant will promptly remove all leasehold improvements, additions and alterations made by or for Tenant, other than items which paragraph 8 or 29 allows not to be removed.
         Tenant will promptly restore the Demised Premises to their condition that existed immediately prior to said fixtures and equipment (and to the extent applicable, leasehold improvements, additions and alterations) having been installed, all at the sole cost and expense of Tenant.

QUIET ENJOYMENT:

26. Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and upon performance of all the terms, conditions, covenant and agreements on Tenant's part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

RECORDING:

27. Tenant shall not record this Lease without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a Memorandum Lease for the purposes of recordation. Said Memorandum Lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference. This paragraph 27 shall not be construed to limit Landlord's right to file this Lease under any other provision hereof.

OVERDUE PAYMENTS:

28. All monies other than monthly Base Rent and monthly Additional Rent due under this Lease from Tenant to Landlord shall be due on demand, unless otherwise specified, and if not paid within 30 days, shall bear interest at the rate of one and one-half percent (1.5%) per month until paid. Unpaid monthly Base Rent and monthly Additional Rent shall bear interest at the rate of one and one-half percent (1.5%) per month if not paid within 15 days of the due date.

SURRENDER:

29. On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Tenant shall peaceably surrender the Demised Premises broom-clean in good order, condition and repair, reasonable wear and tear only, and damage or destruction by fire, flood, storm, civil commotion or other causes beyond Tenant's control and for which Tenant has not agreed in this Lease to be responsible, excepted. "Reasonable wear and tear" and "causes beyond Tenant's control" shall not include any damage or deterioration that would have been prevented by Tenant performing all of its obligations under this Lease. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its own expense, remove from the Demised Premises all trade fixtures, personal property and equipment and signs, and any leasehold improvements or other items whose removal Landlord rightfully requires under paragraphs 8 and 25; and any of Tenant's property not removed shall be deemed at Landlord's option to have been abandoned, but without waiving any claims by Landlord arising out of Tenant's failure to remove the same. Any damage caused in the removal of such items shall be repaired by Tenant at its expense. Concerning items whose removal is not required under paragraphs 8 and 25, all alterations, additions, improvements and fixtures (other than trade fixtures) which shall have been made or installed by Landlord or Tenant upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease. If the Demised Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify and defend Landlord against any and all claims, loss or liability, including without limitation claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Demised Premises to Landlord, at the place then fixed for payment of rent, and shall inform Landlord of combinations of any locks and safes on the Demised Premises.

HOLDING OVER:

30. In the event Tenant remains in possession of the Demised Premises after the Expiration Date of the Lease Term (as extended or renewed, if applicable) or after any earlier termination hereof and without the execution of a new lease, then Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy; provided, however, that the Rent required to be paid by Tenant during any holdover period shall be in an amount equal to 150% of the then existing monthly Base Rent payable, 100% of the Additional Rent payable under paragraphs 3 and 5, and any other charges under this Lease for which Tenant is responsible.

ABANDONMENT:

31. a. In the event Tenant shall remove its fixtures, equipment or machinery or shall vacate the Demised Premises or any part thereof prior to the Expiration Date of this Lease, or shall discontinue or suspend the operation of its business conducted on the Demised Premises for a period of more than thirty (30) consecutive days (except during any time when the Demised Premises may be rendered untenantable by reason of fire or other casualty, remodeling or renovation), then in any such event Tenant shall at Landlord's option be deemed to have abandoned the Demised Premises, and Tenant shall be in default under the terms of this Lease.
         b. Notwithstanding paragraph 31.a, Tenant's closing of its business conducted on the Demised Premises pursuant to a bona fide business decision to discontinue such operations (whether generally, or at this particular location only) is not a default under this Lease. Tenant shall provide written notice to Landlord, as early as reasonably possible, of any such decision to discontinue operations.


CONSENTS BY LANDLORD:

32. Whenever provision is made under this Lease for Tenant securing the consent or approval by Landlord, such consent or approval shall only be in writing.

NOTICES:

33. Notices required or permitted under this Lease must be in writing and will be deemed sufficiently given if transmitted by overnight courier or first class, certified United States mail with return receipt requested, postage prepaid, to the following addresses or such other addresses as either party may designate in writing:

To Tenant:        Possis Medical, Inc.
                  Attn:  Robert Scott
                  9055 NW Evergreen Blvd.
                  Coon Rapids, MN  55433

                  With a copy to:
                  Possis Medical, Inc.
                  Attn:  General Counsel
                  9055 NW Evergreen Blvd.
                  Coon Rapids, MN  55433




To Landlord:      Big Pine, LLC
                  Attn:  Rodger G. Finke
                  620 - 12th Ave. South
                  Hopkins, MN  55343
                  Fax:  (952) 939-0331

Notices mailed as stated above will be deemed received (whether or not actually received) on the second business day after mailing. Notices given in any other manner will be deemed received only upon actual receipt.

INTENT OF PARTIES:

34. Except as otherwise provided herein, Tenant covenants and agrees that if it shall any time fail to pay any costs or expenses which this Lease requires Tenant to pay, or fail to take out, pay for, maintain or deliver any of the insurance policies above required, or fail to make any other payment or perform any other act on its part to be made or performed as in this Lease provided, then the Landlord may, but shall not be obligated to, and without notice to or demand upon Tenant (other than the notice provided for under this Lease) and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and make any other payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may deem desirable; and in exercising any such right, Landlord may also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the rate of one and one-half percent (1.5%) per month from the date of making of such expenditures by Landlord, shall be deemed additional rent hereunder and shall payable to Landlord on demand. Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent payable under this Lease.

GENERAL:

35. This Lease does not create the relationship of principal and agent, nor of partnership or joint venture, nor any other association between Tenant and Landlord, the sole relationship between the parties hereto being that of lessor and lessee.
         No waiver of any default of Tenant hereunder, nor any waiver of any provision of this Lease, shall under any circumstances be implied or inferred from any omission by Landlord to take any action on account thereof, nor from any other act or omission of Landlord except an express written waiver clearly and specifically stating the matter(s) waived; and no express waiver shall affect any clause or default other than as specified in the express waiver, and then only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent to or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive, render unnecessary, or grant consent to or approval of any subsequent similar act by Tenant. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant's possession of the Demised Premises. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, interpretation, performance and enforcement of this Lease.
         No waiver of any default of Landlord hereunder, nor any waiver of any provision of this Lease, shall under any circumstances be implied or inferred from any omission by Tenant to take any action on account thereof, nor from any other act or omission of Tenant except an express written waiver clearly and specifically stating the matter(s) waived; and no express waiver shall affect any clause or default other than as specified in the express waiver, and then only for the time and to the extent therein stated. One or more waivers by Tenant shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.
         This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Demised Premises, and there are no other agreements, either oral or written, between them except as set forth herein or in a separate writing signed by both parties. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon either party unless reduced to writing and signed by both parties.
         If any agreement, covenant or condition of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, and the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
         Nothing in this Lease is intended to benefit, or to confer any rights as a third-party beneficiary upon, any person or organization not a party hereto. Unless this Lease contains an express provision granting a right or option of extension or renewal to Tenant, no reference herein to the possible renewal or extension of this Lease is intended to grant any such right or option.

CAPTIONS:

36. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

EXHIBITS:

37. Reference is made to the following exhibits which are attached hereto and made a part hereof:

Exhibit           Description
-------           -----------

Exhibit A         Floor Plan of Demised Premises
Exhibit B         Schedule of Base Rent

ENVIRONMENTAL MATTERS:

38. a. Tenant shall not use, possess, dispose of, or allow on the Property any Hazardous Substance (as defined in paragraph 38.b), except for Hazardous Substances, if any, which are utilized or produced in the normal course of Tenant's authorized use of the Demised Premises and which Tenant shall use, possess, and dispose of in accordance with all applicable federal, state and local laws and regulations.
         b. Tenant shall defend, indemnify, and hold Landlord harmless from and against any and all actions, claims, proceedings, causes of action, damages, losses, and expenses (including, without limitation, reasonable attorneys' and environmental engineering fees) arising from any use, possession, handling, disposal or release of a Hazardous Substance brought or allowed onto the Property during the Lease Term by Tenant, its employees, agents, licensees, invitees and visitors. For purposes hereof, "Hazardous Substance" means (i) any pollutant or other toxic, chemical or hazardous waste, or other substance the possession, disposal, handling and/or transportation of which is regulated by any applicable federal or state statute, regulation, ordinance, administrative ruling, or other law relating to environmental matters (collectively, "Environmental Laws"), including but not limited to materials containing friable asbestos, urea formaldehyde, or polychlorinated biphenyls and other materials defined as "hazardous waste" pursuant to 40 CFR Part 261, and (ii) any radioactive material in excess of the quantity specified in 10 CFR Part 20, Appendix C. This indemnity shall survive expiration or termination of this Lease.
         c. Landlord shall not use, possess, dispose of, or knowingly allow on the Property any Hazardous Substance, except for Hazardous Substances, if any, which are utilized or produced in the normal course of Landlord's use and its tenants' authorized use of the Property, and which Landlord shall (or its said tenants are required to) use, possess, and dispose of in accordance with all applicable federal, state and local laws and regulations. Landlord shall defend, indemnify, and hold Tenant harmless from and against any and all actions, claims, proceedings, causes of action, damages, losses, and expenses (including, without limitation, reasonable attorneys' and environmental engineering fees) arising from any use, possession, handling, disposal or release of a Hazardous Substance brought or knowingly allowed onto the Property during the Lease Term by Landlord, its employees, agents, licensees, invitees and visitors (excluding other tenants). This indemnity shall survive expiration or termination of this Lease.

TIME:

39. Time is of the essence of this Lease.

COUNTERPARTS:

40. This Lease may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Execution may be evidenced by facsimile signatures, subject to the originals being promptly forwarded to the respective parties.

SUBMISSION:

41. Submission of this instrument to Tenant or any proposed tenant or its agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord and Tenant.

REPRESENTATION:

42. It is agreed and understood that Todd McGinley, agent or broker with Welsh Companies, LLC, and Harry Johnson, agent or broker with Johnson & Associates, are representing Landlord; and that Linda Lund of Cresa Partners is representing Tenant. Each party warrants to the other that to the best of its knowledge and belief, no other agents or brokers are entitled to claim any compensation in respect of this Lease.
         Landlord has agreed to pay Linda Lund and Cresa Partners a commission equal to $2.00 per square foot of the Demised Premises, payable half upon execution of this Lease and half on the Commencement Date. If such commission is not paid by Landlord, Tenant may pay same and offset such payment against the installment(s) of Rent next due.

TENANT'S LEASEHOLD IMPROVEMENTS; PARKING:

43. a. Landlord shall provide to Tenant a leasehold improvement allowance not to exceed $15.00 per square foot of office space and $2.00 per square foot of warehouse space on the Demised Premises. Leasehold improvements over and above this allowance, if any, shall be at Tenant's sole expense.
         b. Construction of Tenant's leasehold improvements shall not commence until Landlord has approved of the plans in writing, which approval shall not be unreasonably withheld, conditioned or delayed except that Landlord need not under any circumstances consent to construction which would materially affect or change the foundation, roof, exterior walls, or other structural aspects of the Building. Landlord's approval of such plans does not constitute a waiver of or consent to any respect in which the plans are (or would be if constructed) not in compliance with this Lease, unless the particular noncompliance is specifically called to Landlord's attention. Tenant shall supervise and manage construction of its leasehold improvements and shall use its best efforts to cause construction to be completed as early as reasonably possible.
         c. Landlord shall designate sixty (60) parking spaces on the Property for the exclusive use of Tenant and its designees. The particular 60 spaces so designated may be changed from time to time in Landlord's reasonably exercised discretion. Landlord at its expense will provide signage sufficient, in Landlord's reasonable opinion, to identify the designated spaces as reserved for Tenant's exclusive use. Costs of any additional parking-related signage desired by Tenant, and of necessary maintenance, repair and replacement of all signage identifying Tenant's exclusive parking, will be payable by Tenant.

RENEWAL OPTION; POSSIBLE EXPANSION:

44. a. Tenant shall have one (1) option to renew this Lease for a term of three (3) additional years. Base Rent payable by Tenant during such extended term shall be the fair market rental rates prevailing as of May 1, 2009, taking into consideration the then existing level of leasehold improvements and assuming payment of a full market commission. All other provisions of this Lease, including but not limited to Tenant's obligation to pay Additional Rent, shall remain in effect during such extended term.
         b. In order to exercise its option to renew, Tenant must notify Landlord in writing not later than October 31, 2008. If the parties are unable to agree on the fair market base rental rate applicable to the extended term, either party may name an appraiser in writing. The other party may accept the appraiser named, in which case the appraiser's determination of the rental rate shall be final and binding on the parties; or the other party may name a second appraiser within 15 business days from the naming of the first appraiser. In the latter case, the two appraisers shall name a third appraiser within a further 20 business days, and the determination of the rental rate made by a majority of the three appraisers shall be final and binding on the parties. Pending a decision by the appraiser(s), Base Rent shall be payable by Tenant at the rate in effect for April 2009.
         c. Tenant's option to renew contained in this Lease is effective only on the condition that both at the time of exercise of the option and as of May 1, 2009, Tenant must be current in all funds owed to Landlord under the terms of this Lease and must not otherwise be in monetary or other material default hereunder. Tenant's option to renew contained in this Lease may be transferred to or exercised by any permitted assignee of or sublessee under this Lease, but may not otherwise be sold, exchanged, or otherwise transferred or encumbered, nor separated from this Lease by reservation or otherwise, whether voluntarily, involuntarily or by operation of law.

         d. Landlord is aware that Tenant anticipates the possibility that it may wish to expand its space, and will provide reasonable notice to Tenant (in advance, if reasonably possible, of public knowledge of the impending vacancy) of any additional space that may become available in the Building.

IN WITNESS WHEREOF, the Landlord and the Tenant have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first above written:


Tenant:                             Landlord:
Possis Medical, Inc.                Big Pine, LLC



By:                                 By:
     -----------------------------       -------------------------------


Its:                                Its:
      ----------------------------        ------------------------------


Date:                               Date:
       ---------------------------       -------------------------------

                                   EXHIBIT "A"
                        (Floor Plan of Demised Premises)

                                       to

                             OFFICE/WAREHOUSE LEASE

                           DATED _______________, 2004
                                 by and between
                             BIG PINE, LLC, LANDLORD
                                       and
                          POSSIS MEDICAL, INC., TENANT

                                   EXHIBIT "B"
                              (Base Rent Schedule)

                                       to

                             OFFICE/WAREHOUSE LEASE

                           DATED _______________, 2004
                                 by and between
                             BIG PINE, LLC, LANDLORD
                                       and
                          POSSIS MEDICAL, INC., TENANT





                                         Monthly              Base Rental
            Period                      Base Rent                Rates
            ------                      ---------             -----------

    May 1, 2004 through and
    including June 30, 2004               zero                 (waived)

   July 1, 2004 through and                                    $8.00 ofc
   including April 30, 2005             $9,625.66              $4.00 w/h

    May 1, 2005 through and                                    $8.24 ofc
   including April 30, 2006             $9,914.43              $4.12 w/h

    May 1, 2006 through and                                    $8.49 ofc
   including April 30, 2007            $10,209.87              $4.24 w/h

    May 1, 2007 through and                                    $8.74 ofc
   including April 30, 2008            $10,516.03              $4.37 w/h

    May 1, 2008 through and                                    $9.00 ofc
   including April 30, 2009            $10,828.88              $4.50 w/h